                                                                      EXHIBIT 21

         THE WENDT-BRISTOL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


                                                     STATE OF                       OWNERSHIP OF
                      NAME                        INCORPORATION                  VOTING SECURITIES
                      ----                        -------------                  -----------------

 Consolidated Subsidiaries:

   The Wendt-Bristol Company                         Delaware     100% by The Wendt-Bristol Health
    ("Wendt-Bristol")                                             Services Corporation

   Wendt-Bristol Home Health                           Ohio       100% by Wendt-Bristol
    Care Company

   Wendt-Bristol Diagnostics                           Ohio       85.5% by Wendt-Bristol
    Company (1)

   Wendt-Bristol Organizational                        Ohio       100% by Wendt-Bristol
    L.P., Inc.

   1275 Olentangy River Road                           Ohio       Wendt-Bristol is the sole general and
    Limited Partnership (2) (3)                                   limited partner

   Wendt-Bristol Diagnostics                         Delaware     Wendt-Bristol Diagnostics Company is
    Company L.P. (2)                                              the sole general partner

   Consolidated Medical                                Ohio       100% by Wendt-Bristol Home Health
    Services, Inc.                                                Care Company

   CMSI Medco Limited                                  Ohio       Consolidated Medical Services is the
    Partnership (2) (3)                                           sole general partner

   American Living Centers, Inc.                       Ohio       100% by Wendt-Bristol

   American Care Center, Inc.                          Ohio       100% by American Living Centers, Inc.
    dba Bristol House of Columbus

   Ethan Allen Care Center, Inc.                       Ohio       100% by American Living Centers, Inc.
    dba Bristol House of Springfield

   Congress Liquors, Inc. (3)                        Florida      100% by Wendt-Bristol

   Health America, Inc.                                Ohio       100% by Wendt-Bristol Diagnostics
     dba The Wendt-Bristol Center                                 Company

   American Hospital of Athens, Inc. (3)               Ohio       100% by Health America, Inc.


 (1)  See Item 1.  Business - MEDICAL AND RELATED SERVICES
 (2)  Limited partnership
 (3)  Inactive

                                      IV-8